Exhibit 99.1

Hyliion Holdings Corp.
Ryann Malone
press@hyliion.com
(833) 495-4466

Kellen Ferris
ir@hyliion.com
(737) 292-8649

HYLIION HOLDINGS REPORTS THIRD-QUARTER 2023 FINANCIAL RESULTS

Company Announces Plans to Focus on KARNO and Wind Down Powertrain Operations, Preserving Technology for Potential Future Use or Sale

AUSTIN, Texas, November 8, 2023 – Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a developer of KARNO generator and electric powertrain technologies, today reported its third-quarter 2023 financial results and announced that it will concentrate its future efforts on the KARNO generator while winding down its powertrain operations. The Company will preserve its powertrain technology for potential application in the future.

This strategic shift will help maintain the company’s robust cash position and align its KARNO generator business for future success. The Company projects to finish 2023 with approximately $285 million of available capital and estimates cash burn of approximately $40 million in 2024.

Powertrain Business Transition and Technology Preservation

With the recent receipt of CARB certification and launch of extended fleet trials, Hyliion has completed all steps on its well-publicized path to commercialization of the Hypertruck ERX powertrain. Despite these accomplishments, the Company previously announced that its Board of Directors had engaged expert advisors to explore a range of strategic alternatives for its powertrain business. The reasons for undertaking this strategic review included lower-than-expected industry adoption of electrified commercial vehicle solutions, increases in component costs, evolving regulatory requirements, and uncertainty about the ability to raise additional needed capital for ongoing investment in the business.

The Company considered a range of options and concluded that discontinuing the powertrain business and focusing on the commercialization of the KARNO generator is in the best interest of Hyliion and its shareholders. Hyliion intends to retain the powertrain technology enabling the Company to explore future use, including a resumption of powertrain commercialization or a sale of the technology and tangible assets from the powertrain division.

“The decision around our powertrain business was very difficult, but we believe it is a necessary step to safeguard our financial stability, especially given the current economic climate,” said Hyliion’s Founder and CEO, Thomas Healy. “Our focus on KARNO aligns with the growing demand for electricity. With commercial deliveries planned for the upcoming year, the KARNO generator offers a more capital-efficient path to market,” added Healy.

Exhibit 99.1
KARNO Generator Update

Hyliion remains committed to the ongoing commercialization of the KARNO generator as the Company undergoes a strategic shift to concentrate on this business segment. The Company continues to be encouraged by the substantial progress achieved in development and growing interest from potential customers to leverage the KARNO generator for diverse power generating applications.

KARNO Development Highlights:

•Delivered power successfully to the grid, marking a significant achievement in ongoing development and validation
•Executed customer showcases to grow demand for future deliveries
•Performed simulations and in-lab testing that indicate power, efficiency, and emissions objectives for the production unit design will be achieved
•Demonstrated potential for future mobility applications with Hypertruck KARNO vehicle
•Moved into a new R&D and low-volume production facility near Cincinnati, OH

Hyliion anticipates its first revenue-generating deployments of the KARNO generator to occur in late 2024 and is in discussions with inaugural customers. With the strategic shift to focus on the KARNO generator, Hyliion is positioned to achieve commercialization with capital on hand.

Hyliion is planning to host a technology fireside chat later in the quarter to highlight the unique capabilities of the KARNO generator, business opportunities for near- and long-term deployments, and key development milestones.

Financial Highlights and Guidance

Third quarter operating expenses totaled $33.3 million, compared to $62.9 million in the prior-year quarter, which included one-time expenses of $28.8 million associated with the purchase of KARNO generator technology. Year-to-date expenses totaled $103.7 million, compared to $120.8 million in the prior year period. Hyliion ended the quarter with $324 million in cash, short-term and long-term investments.

Forward guidance for 2023 includes full-year operating expenses of approximately $140 million, including expenses associated with winding down powertrain operations. Hyliion expects no additional revenue from powertrain sales in 2023. Year-end cash and investments are expected to total approximately $285 million with cash burn in 2024 projected at approximately $40 million, excluding potential revenues or monetization of powertrain assets or technology.

About Hyliion

Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The Company’s primary focus is to provide distributed power generators that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, OH, Hyliion is addressing the commercial space first with a locally-deployable generator that can offer prime power, peak shaving, and renewables matching. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine. The KARNO generator is a fuel-

Exhibit 99.1
agnostic solution, enabled by additive manufacturing, that leverages a linear heat generator architecture. The Company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage the Company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business, and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023 for the year ended December 31, 2022 and Form 10-Q filed with the SEC on November 8, 2023 for the quarterly period ended September 30, 2023. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Product sales and other	$96	$499	$672	$1,011
Total revenues	96	499	672	1,011
Cost of revenues
Product sales and other	677	2,916	1,675	7,160
Total cost of revenues	677	2,916	1,675	7,160
Gross loss	(581)	(2,417)	(1,003)	(6,149)
Operating expenses
Research and development	25,115	52,678	73,472	88,543
Selling, general and administrative	8,186	10,264	30,265	32,255
Total operating expenses	33,301	62,942	103,737	120,798
Loss from operations	(33,882)	(65,359)	(104,740)	(126,947)
Interest income	3,534	1,926	10,345	3,066
Gain (loss) on disposal of assets	—	46	1	(89)
Other income, net	26	—	14	—
Net loss	$(30,322)	$(63,387)	$(94,380)	$(123,970)

Net loss per share, basic and diluted	$(0.17)	$(0.36)	$(0.52)	$(0.71)

Weighted-average shares outstanding, basic and diluted	181,641,060	174,345,022	180,914,250	173,945,156

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$28,600	$119,468
Accounts receivable	140	1,136
Inventory	139	74
Prepaid expenses and other current assets	11,509	9,795
Short-term investments	153,625	193,740
Total current assets	194,013	324,213

Property and equipment, net	11,076	5,606
Operating lease right-of-use assets	7,494	6,470
Intangible assets, net	200	200
Other assets	2,038	1,686
Long-term investments	141,324	108,568
Total assets	$356,145	$446,743

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,507	$2,800
Current portion of operating lease liabilities	807	347
Accrued expenses and other current liabilities	8,867	11,535
Total current liabilities	13,181	14,682

Operating lease liabilities, net of current portion	7,354	6,972
Other liabilities	1,248	1,515
Total liabilities	21,783	23,169

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 182,716,445 and 179,826,309 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	18	18
Additional paid-in capital	402,978	397,810
(Accumulated deficit) retained earnings	(68,634)	25,746
Total stockholders’ equity	334,362	423,574
Total liabilities and stockholders’ equity	$356,145	$446,743

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(94,380)	$(123,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,796	823
Amortization and accretion of investments, net	(1,821)	1,300
Noncash lease expense	1,072	922
Inventory write-down	992	5,634
(Gain) loss on disposal of assets	(1)	89
Share-based compensation	5,170	5,268
Acquired in-process research and development	—	28,752
Changes in operating assets and liabilities:
Accounts receivable	996	(824)
Inventory	(1,057)	(5,660)
Prepaid expenses and other assets	(1,200)	3,097
Accounts payable	555	(5,201)
Accrued expenses and other liabilities	(3,295)	7,228
Operating lease liabilities	(1,254)	(900)
Net cash used in operating activities	(92,427)	(83,442)

Cash flows from investing activities
Purchase of property and equipment and other	(6,755)	(2,621)
Proceeds from sale of property and equipment	2	33
Purchase of in-process research and development	—	(14,428)
Payments for security deposit, net	(45)	—
Purchase of investments	(170,197)	(160,116)
Proceeds from sale and maturity of investments	178,556	156,382
Net cash provided by (used in) investing activities	1,561	(20,750)

Cash flows from financing activities
Proceeds from exercise of common stock options	230	65
Taxes paid related to net share settlement of equity awards	(232)	(157)
Net cash used in financing activities	(2)	(92)

Net decrease in cash and cash equivalents and restricted cash	(90,868)	(104,284)
Cash and cash equivalents and restricted cash, beginning of period	120,133	259,110
Cash and cash equivalents and restricted cash, end of period	$29,265	$154,826